Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement on Form N-2 (No. 333-178516) of Horizon Technology Finance Corporation of our reports dated March 12, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Selected Consolidated Financial and Other Data” in such Prospectus.

/s/ McGladrey LLP

New Haven, Connecticut
May 23, 2013